Exhibit 99.1 (a)(6)

NOTICE OF WITHDRAWAL
of
SHARES OF COMMON STOCK
of
WELLS REAL ESTATE INVESTMENT TRUST, INC.
previously tendered to
MADISON INVESTMENT TRUST SERIES 82 (“MADISON”)

REGISTERED HOLDER(S):

(Print name(s) exactly as printed (or corrected) on the Madison Letter of Transmittal)

To:          Madison Investment Trust Series 82

Unless otherwise indicated in the box below, all shares of common stock of Wells Real Estate Investment Trust, Inc. which were previously tendered by the above pursuant to the Offer to Purchase dated May 4, 2007 are hereby withdrawn.

NUMBER OF SHARES
BEING WITHDRAWN
(if less than all tendered):____________

SIGNATURE(S)
(All Owners Must Sign)

Please sign in exactly the same manner in which you signed the Madison Letter of Transmittal.  For joint owners, each owner must sign.

x
	(Signature of Owner)	(Date)

x
	(Signature of Owner)	(Date)

INSTRUCTIONS FOR WITHDRAWAL

To withdraw your tender in the Madison Offer, a written or facsimile transmission of a Notice of Withdrawal must be submitted at any time prior to June 8, 2007, the Expiration Date (or any extensions thereof) of the Madison Offer, to the Depositary for the Madison Offer, as set forth below:

Madison Liquidity Investors, LLC
6310 Lamar Ave.  Suite 120
Overland Park, KS 66202
By Facsimile
(913) 982-5039

Confirm Receipt
(800) 896-8913